UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):November 15, 2012

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THWAPR, INC

(Exact name of registrant as specified in its charter)

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Nevada	000-53640	26-1359430
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10080 Alta Drive,Ste. 115,Las Vegas, NV 89145
(Address of Principal Executive Offices) (Zip Code)

(702) 629-6312
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing;

The Company will not file a Form 10-Q with the Securities and Exchange Commission as is required under the Securities and Exchange Act of 1934. As a result of this action the Company anticipates that it will be delisted from the OTCQB Exchange on which its stock is currently traded.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2012, Leonard Dreyer and Gurmit Brar resigned from the Board of Directors.

Item 8.01. Other Events

On February 2, 2012 in a Form 8-K filed with the Securities and Exchange Commission the Thwapr, Inc. (the “Company”) stated that it was experiencing a shortage in working capital and was actively seeking additional debt or equity financing to sustain operations at then current levels. The Company also stated that was in the process of reducing overhead, including a reduction in management compensation. The Company also stated that if additional financing was not obtained there would be no assurance that the Company would be able to continue operations at then current levels. On February, 27, 2012, the Company consummated a line of credit and restructuring agreement whereby $200,000 would be made available over a period of approximately four months. These funds were to be used for general working capital purposes. Since that time the Company has been unable to obtain any additional financing with the exception of advances from the Company’s CEO and CFO. The Company has completed testing of its technology in the United States and due to a lack of capital has now ceased any further operations in the United States. It continues to develop its products on a limited basis in Asia while it seeks additional funding.

In our Form 10-Q filed with the Securities and Exchange Commission filed on May 21, 2012 the Company disclosed that On March 27, 2012, Bruce Goldstein and Universal Management, Inc. ("Universal") filed a summons and complaint against the Company in the Supreme Court of the State of New York County of New York, alleging breach of contract between Mr. Goldstein and the Company. Mr. Goldstein owns Universal, through which the Company engaged Goldstein to act as a consultant and later President and CEO of the Company. Mr. Goldstein sought damages in excess of $225,000. Mr. Goldstein has filed for a summary judgment against the Company and while the Company does not believe that it owes neither Mr. Goldstein nor Universal the amounts claimed in the lawsuit, it does not currently have the resources to continue to defend this claim. As such, we anticipate that in the future Mr. Goldstein will prevail against the Company.

The Company has changed its principal executive office from 410 S. Rampart Boulevard, Suite 390, Las Vegas, Nevada 89145 to 10080 Alta Drive, Ste. 115, Las Vegas, NV 89145.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2012	Thwapr Inc.
	By	/s/ Barry Hall
Name: Barry Hall Title: Chief Financial Officer